                                                                    Exhibit 11.1

                               Creo Products Inc.
                    Computation of Per Share Earnings (Loss)
                     (in thousands, except per share data)

                                                                      Six Months
                                Year Ended September 30,            Ended March 31,
                         ------------------------------------------ ---------------
                          1994     1995     1996     1997    1998    1998    1999
                         -------  -------  -------  ------- ------- ------- -------
                                  (in thousands, except per share data)
Basic:
Net earnings (loss)..... $(2,560) $(5,323) $(7,243) $ 5,837 $11,090 $ 5,126 $ 7,631
Weighted average shares
 outstanding............  15,075   17,848   21,209   22,769  25,025  24,998  27,276
Basic earnings (loss)
 per share.............. $ (0.17) $ (0.30) $ (0.34) $  0.26 $  0.44 $  0.21 $  0.28
                         =======  =======  =======  ======= ======= ======= =======

Fully diluted:
Net earnings (loss)..... $(2,560) $(5,323) $(7,243) $ 5,837 $11,090 $ 5,126 $ 7,631
Add: imputed earnings
 from dilutive options,
 net of tax effect......      --       --       --    1,559   1,329     668     619
                         -------  -------  -------  ------- ------- ------- -------
Fully diluted net
 earnings (loss)........ $(2,560) $(5,323) $(7,243) $ 7,396 $12,419 $ 5,794 $ 8,250
                         =======  =======  =======  ======= ======= ======= =======

Weighted average shares
 outstanding............  15,075   17,848   21,209   22,769  25,025  24,998  27,276
Shares issuable upon
 assumed conversion of
 dilutive options.......      --       --       --    7,659   5,477   5,501   5,372
                         -------  -------  -------  ------- ------- ------- -------
Fully diluted shares....  15,075   17,848   21,209   30,428  30,502  30,499  32,648
                         =======  =======  =======  ======= ======= ======= =======
Fully diluted earnings
 (loss) per share....... $ (0.17) $ (0.30) $ (0.34) $  0.24 $  0.41 $  0.19 $  0.25
                         =======  =======  =======  ======= ======= ======= =======
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